ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 20080193909-31
Ross Miller Secretary of State State of Nevada	Filing Date and Time 03/20/2008 2:30 PM
	Entity Number C12096-2000

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

PPJ ENTERPRISE

2. The articles have been amended as follows (provide article numbers, if available):

PPJ Enterprise declares reverse stock split 1:400 effective March 20, 2008 without changing the net value of the outstanding shares. Authorized Shares will remain at 1.500,000,000 shares of Common Stocks having a .$0.001 par value, and Preferred Stocks will remain at 100,000,000 shares having a $0.001 par value. and Free Trading shares will remain at 300,000,000 shares of Free trading Stocks having a $0.001 per value. The Common, Preferred and Free trading Stocks of the Company may be issued from time to time without prior approval by the Stockholders. As need the Board of Directors may issue such shares of Common, Preferred and Free trading Stocks in one or more series which shall be stated in the resolution or resolutions.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: 80%

4. Effective date of filing (optional): 3/20/08
(must not be later than 90 days after the certificate is filed)

5. Officer Signature **(Required)**: X CBasu

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20080106827-14
	Filing Date and Time 02/14/2008 4:30 PM
	Entity Number C12096-2000

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

HEALTHCARE BUSINESS SERVICES GROUPS, INC.

2. The articles have been amended as follows (provide article numbers, if available):

1. Name of Corporation. PPJ ENTERPRISE

4. Authorized Shares. Will be increased to 1,500,000,000 shares of Common Stocks having a .$0.001 par value, and 100,000,000 shares of Preferred Stocks having a $0.001 par value, and 300,000,000 shares of Free trading Stocks having a $0.001 par value. The Common, Preferred and Free trading Stocks of the Company may be issued from time to time without prior approval by the Stockholders. The Company and/or Preferred Stocks may be issued as needed by the Board of Directors. The Board of Directors may issue such shares of Common, Preferred and Free trading Stocks in one or more series which shall be stated in the resolution or resolutions.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: 80%

4. Effective date of filing (optional): 2/14/08
(must not be later than 90 days after the certificate is filed)

5. Officer Signature (Required): X C. Basil

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State AM 78.385 Amend 2007
Revised on 01/01/07